CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have issued our report dated May 12, 2000, accompanying the financial statements of Pontotoc Production, Inc. appearing in the Annual Report of the Company on Form 10-KSB for the year ended March 31, 2000 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement of the aforementioned report.



/s/ Grant Thornton LLP

Grant Thornton LLP
Oklahoma City, Oklahoma
July 15, 2000